Exhibit 99.1

KINDRED STOCKHOLDERS APPROVE TRANSACTION WITH TPG CAPITAL,

WELSH, CARSON, ANDERSON & STOWE AND HUMANA INC.

Transaction Expected to Close in Summer of 2018

LOUISVILLE, Ky. – April 5, 2018 – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that at its special meeting of stockholders, stockholders approved the transaction with affiliates of TPG Capital, Welsh, Carson, Anderson & Stowe and Humana Inc. (NYSE: HUM) (together, the “consortium”). The final vote results will be reported on a Form 8-K filed with the Securities and Exchange Commission.

Benjamin A. Breier, President and Chief Executive Officer of Kindred, said, “We are pleased that the transaction with the consortium received the broad support of our stockholders in recognition of the robust process undertaken by the Board to achieve maximum value. We look forward to completing the transaction in the coming months and delivering premium cash value to our stockholders.”

The transaction is expected to close in the summer of 2018.

Barclays and Guggenheim Securities, LLC are serving as financial advisors to Kindred and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel.

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About Kindred

Kindred Healthcare, Inc., a top-105 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $6.0 billion. At December 31, 2017, Kindred’s continuing operations, through its subsidiaries, had approximately 85,300 employees providing healthcare services in 2,471 locations in 45 states, including 75 LTAC hospitals, 19 inpatient rehabilitation hospitals, 13 sub-acute units, 608 Kindred at Home home health, hospice and non-medical home care sites of service, 99 inpatient rehabilitation units (hospital-based) and contract rehabilitation service businesses which served 1,657 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for nine years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “hope,” “may,” “potential,” “upside,” “seek,” “continue” and other similar expressions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed transactions include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; changes in the business or operating prospects of Kindred or its homecare business or hospital business; changes in healthcare and other laws and regulations; the impact of the announcement of, or failure to complete, the proposed merger on our relationships with employees, customers, vendors and other business partners; and potential or actual litigation. In addition, these statements involve risks, uncertainties, and other factors detailed from time to time in Kindred’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Contacts

Media	Investors and Analysts
Susan E. Moss	Todd Flowers
Kindred Corporate Communications	Kindred Investor Relations
(502) 596-7296	(502) 596-6569